Exhibit 10.1
Execution Copy

NOT TO EXCEED $175,000,000
MISSISSIPPI BUSINESS FINANCE CORPORATION
TAXABLE INDUSTRIAL DEVELOPMENT REVENUE BONDS, SERIES 2008

(GULF SOUTH PIPELINE COMPANY, LP PROJECT)

BOND PURCHASE AGREEMENT

Among

BOARDWALK PIPELINES, LP

MISSISSIPPI BUSINESS FINANCE CORPORATION

And

GULF SOUTH PIPELINE COMPANY, LP

Dated as of December 1, 2008

TABLE OF CONTENTS

1.  BACKGROUND                                                                                                                                                1
2.  JOINT REPRESENTATION OF THE ISSUER AND THE COMPANY                                                    2
3.  REPRESENTATIONS OF THE ISSUER                                                                                                        2
4.  REPRESENTATIONS OF THE COMPANY                                                                                                 3
5.  COVENANTS OF THE COMPANY                                                                                                              5
6.  PURCHASE, SALE AND DELIVERY OF THE BONDS                                                                             6
7.  DOCUMENTS                                                                                                                                                  8
8.  CONDITIONS TO OBLIGATIONS OF THE PURCHASER                                                                       8
9.  TERMINATION                                                                                                                                             11
10.  EXPENSES                                                                                                                                                    11
11.  CONDITION OF THE ISSUER'S OBLIGATIONS                                                                                   11
12.  NOTICES                                                                                                                                                       11
13.  SUCCESSORS                                                                                                                                               12
14.  SURVIVAL OF CERTAIN REPRESENTATIONS AND WARRANTIES                                            12
15.  GOVERNING LAW                                                                                                                                      12
16.  MISCELLANEOUS                                                                                                                                      12
17.  COUNTERPARTS                                                                                                                                        12
18.  EFFECTIVE DATE                                                                                                                                       12
19.  DEFINED TERMS                                                                                                                                        12

EXHIBIT A:    Notice of Borrowing

Dated as of December 1, 2008

Mississippi Business Finance Corporation
Jackson, Mississippi

Gulf South Pipeline Company, LP
Houston, Texas

Ladies and Gentlemen:

Boardwalk Pipelines, LP, a Delaware limited partnership (the "Purchaser"), offers to enter into this Bond Purchase Agreement (this "Agreement") with the Mississippi Business Finance Corporation, a public corporation organized and existing under the laws of the State of Mississippi (the "State") (the "Issuer") and Gulf South Pipeline Company, LP, a limited partnership organized, validly existing under the laws of the State of Delaware, and in good standing under the laws of the State of Mississippi (the "Company"), which, upon your acceptance will be binding upon the Issuer, the Company and the Purchaser.

1. BACKGROUND

(a) The Issuer will issue and sell its Taxable Industrial Development Revenue Bonds, (Gulf South Pipeline Company, LP Project) (the "Bonds") in the maximum aggregate principal amount of $175,000,000 to provide for the permanent financing for a portion of the cost of the Project (as defined in the Loan Agreement, as hereinafter defined) to be located in the State and to be owned by the Company, and to pay the necessary expenses incidental to the issuance of the Bonds.  The Bonds may be designated upon written notice by the Company in an aggregate amount not exceeding $175,000,000, so as to fund the Project.  The principal proceeds of the Bonds will be advanced from time to time as described in the Indenture (as hereinafter defined).  The Issuer and the Company will enter into a Loan Agreement (the "Loan Agreement") dated as of December 1, 2008,  providing, among other things, for payments at times and in amounts sufficient to pay when due the principal of, premium, if any, and interest on the Bonds.

(b) The Bonds will be Issued pursuant to Title 57, Chapter 10, Article 7 of the Mississippi Code of 1972, as amended and supplemented (the "Act"), resolutions of the Issuer dated June 14, 2006, April 11, 2007 and July 9, 2008 (collectively the "Resolution"), and a trust indenture (the "Indenture") dated as of December 1, 2008, between the Issuer and Hancock Bank, as Trustee, (the "Trustee"). The Bonds are limited obligations of the Issuer, payable solely from payments to be made by the Company pursuant to the Loan Agreement and payments to be made by the Company pursuant to a promissory note to the Issuer (the "Note").  Payment of the Bonds is secured by the lien of the Indenture on the trust estate created thereunder which consists generally of money deposited in the funds and accounts established under the Indenture and income from the investment of such money as required by the Indenture, the Loan Agreement and the Note.

(c) The Bonds will contain the terms and provisions as described in the Indenture and will bear interest at the rates described in the Indenture.

(d) The terms and provisions of the Bonds have been approved by the Company which enters into this Agreement in order to induce the Purchaser to purchase the Bonds and advances thereupon at the price set forth in the Indenture.

(e) No preliminary official statement, final official statement or other disclosure document will be distributed in connection with the Issuance and sale of the Bonds.

(f) It is intended that interest on the Bonds will not be tax-exempt interest for purposes of Section 103 of the Internal Revenue Code.

(g) The Purchaser is purchasing the Bonds for its own account and will, on the Closing Date (as hereinafter defined), execute a document satisfactory to the Issuer agreeing not to sell or otherwise transfer or dispose of the Bonds without complying with applicable disclosure and registration requirements of federal and state securities laws.  The Purchaser will cause the Company to execute a certificate agreeing to the restrictions imposed by the securities laws and providing the necessary affirmations requested by the Issuer.

(h) This Agreement, together with the Loan Agreement, the Note, the Indenture and the Bond shall hereinafter sometimes be referred to as the Loan Documents.

2. JOINT REPRESENTATION OF THE ISSUER AND THE COMPANY.  The Issuer and the Company represent that the Company is an "eligible business" within the meaning of the Act.

3. REPRESENTATIONS OF THE ISSUER.  The Issuer makes the following representations, all of which will survive the purchase and offering of the Bonds.

(a) The Issuer is a public corporation organized and existing under the laws of the State.

(b) The Issuer is authorized by the provisions of the Act to issue the Bonds, to loan the proceeds of the Bonds to the Company pursuant to the Loan Agreement to be used for the permanent financing of the Project, to pledge and assign the Loan Agreement and the Note, and the payments to be received by the Issuer pursuant thereto and the funds established pursuant to the Indenture and investment earnings and amounts therein as security for the payment of the principal of, premium, if any, and interest on the Bonds and to assign its interest in the Loan Agreement and the Note to the Trustee, all pursuant to the Indenture.

(c) The Issuer has complied with all provisions of the Constitution and the laws of the State pertaining to the issuance and sale of the Bonds, including the Act, and has full power and authority to authorize and thereafter consummate all transactions contemplated by the Loan Documents and any and all other agreements relating thereto.

(d) The Issuer has duly adopted the Resolution and has duly authorized the execution and delivery of the Loan Documents and the issuance and sale of the Bonds, and taken all actions and obtained all approvals necessary and appropriate to carry out the same.

(e) The Issuer has duly authorized all necessary actions to be taken by the Issuer (i) for the issuance and sale of the Bonds upon the terms set forth herein and in the Indenture, (ii) for the execution, delivery, receipt and due performance of the Loan Documents, any and all other agreements and documents as may be required to be executed, delivered and received by the Issuer in order to carry out, give effect to and consummate the transactions contemplated hereby and by the issuance and sale of the Bonds, and (iii) for the carrying out, giving effect to, and consummation of the transactions contemplated hereby, by the Indenture and by the issuance and sale of the Bonds. Executed counterparts of the Loan Documents will be delivered to the Purchaser by the Issuer on the Closing Date (as hereinafter defined).

(f) To the best of the Issuer's knowledge, there is no action, suit, proceeding, inquiry, investigation at law or in equity or before or by any court, public board or body pending or threatened against or affecting the Issuer (or any basis therefor) wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated hereby or the issuance and sale of the Bonds or the validity of the Bonds, the Loan Documents or any agreement or instrument to which the Issuer is or is expected to be a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby.

(g) Neither the execution and delivery by the Issuer of the Loan Documents and other agreements contemplated hereby nor the Issuance and sale of the Bonds and compliance with the provisions thereof will conflict with or constitute, on the part of the Issuer, a breach of or a default under any existing law, court or administrative regulation, decree or order or any agreement, indenture, mortgage, lease or other instrument to which the Issuer is subject or by which the Issuer is or may be bound.

(h) Any certificate signed by any of the Issuer's authorized officers and delivered to the Purchaser shall be deemed a representation and warranty by the Issuer to the Purchaser as to the statements made therein.

(i) When an advance in respect of the Bonds is paid for by the Purchaser at the direction of the Company in accordance with the terms of this Agreement, the Bonds, including each such advance, will have been duly authorized, executed and issued and will constitute legal, valid and binding limited obligations of the Issuer enforceable in accordance with their terms and entitled to the benefits of the Indenture.

4. REPRESENTATIONS OF THE COMPANY.   The Company makes the following representations, all of which will survive the purchase and offering of the Bonds:

(a) The Company is a limited partnership duly formed and validly existing under the laws of the State of Delaware, is in good standing in and is duly authorized to conduct business in the State of Mississippi.

(b) The Company has full limited partnership power and authority to authorize and thereafter consummate all transactions contemplated by this Agreement, the Loan Documents and any and all other agreements relating thereto.

(c) The Company’s general partner has duly authorized all necessary actions to be taken by the Company (i) for the execution, delivery, receipt and due performance of the Loan Documents, (ii) for the consummation of the transactions contemplated by the sale of the Bonds, the Loan Documents, and (iii) for the Loan Documents to constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, as each may apply to the Company except to the extent that the enforceability thereof may be limited (A) by bankruptcy, reorganization or similar laws limiting the enforceability of creditors' rights generally or (B) by the availability of any discretionary equitable remedies.

(d) The execution and delivery by the Company of the Loan Documents and the other documents contemplated hereby and by the issuance and sale of the Bonds and compliance with the provisions thereof will not conflict with or constitute on the Company's part a breach of or default under any existing law, court or administrative regulation, decree or order or any agreement, indenture, mortgage, lease or other instrument to which the Company is subject or by which the Company is or may he bound.

(e) Any certificate signed by any of the Company's general partner’s authorized officers and delivered to the Purchaser shall be deemed a representation and warranty by the Company to the Purchaser as to the statements made therein.

(f) The Company has obtained or will obtain as and when required by applicable law all approvals required in connection with the execution and delivery of and performance by the Company of its obligations under the Loan Documents.

(g) To the Company's knowledge, there is no action, suit, proceeding, inquiry or investigation at law or in equity pending before or by any court, public board or body to which  the Company is a party that would materially adversely affect the transactions contemplated by, or the validity or enforceability of the Loan Documents, or wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated hereby or the issuance and sale of the Bonds or the validity of the Bonds, the Loan Documents or any agreement or instrument to which the Company is or is expected to be a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby.

(h) The Company will have obtained all licenses, permits, franchises or other governmental authorizations necessary for the acquisition, construction, installation, equipping and permanent financing, from time to time, of any subproject included under the definition of Project under the Indenture and the use of any subproject included under the definition of Project.

5. COVENANTS OF THE COMPANY.  The Company covenants and agrees to the following covenants, all of which will survive the purchase and offering of the Bonds and any investigations made by or on behalf of the Purchaser:

(a) The Company agrees to indemnify and hold harmless the Issuer, its counsel, Bond Counsel, the Purchaser, the Trustee, any officer, agent or employee of the Issuer and each person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively referred to herein as the "Indemnified Parties"), against any and all losses, claims, damages, liabilities or expenses whatsoever arising out of or resulting from or in any way related to the issuance and sale of the Bonds, any breach by the Company of any of, or the inaccuracy of any of, its representations, warranties and covenants set forth in this Agreement and the permanent financing of the Project and the acquisition, installation, equipping and the use of the Project; provided, however, that the Company shall not indemnify and hold harmless any Indemnified Party from damages that result from gross negligence or intentional misconduct on the part of the Indemnified Party seeking such indemnity.

In case any action shall be brought against one or more of the Indemnified Parties based upon the information described in the preceding paragraph and in respect of which indemnity may be sought against the Company, the Indemnified Parties shall promptly notify the Company in writing and the Company shall promptly assume the defense thereof, including the employment of counsel reasonably acceptable to the Indemnified Parties, the payment of all expenses, and the right to negotiate and consent to settlement. Any one or more of the Indemnified Parties has the right, at its own expense, to employ separate counsel in any such action and to participate in the defense thereof. The Company shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of the Company, or if there be a final judgment for the plaintiff in any such action with or without its consent, the Company agrees to indemnify and hold harmless the Indemnified Parties from and against any loss or liability by reason of such settlement or judgment.

(b) The Company will not take or omit to take, as may be applicable, any action which would, in any way, cause the proceeds of the Bonds to be applied in a manner contrary to the requirements of the Indenture and the Loan Agreement.

(c) Whether or not the sale of the Bonds by the Issuer to the Purchaser is consummated, the Company agrees that the Purchaser shall have no obligation to pay any costs or expenses incident to the performance of the obligations of the Issuer or the Purchaser under this Agreement.  All costs and expenses to effect the preparation, issuance, sale and delivery of the Bonds and the Loan Documents and the fees and expenses of the Issuer, its Agents, and of Bond Counsel, and of the Purchaser and its Counsel, shall be paid by the Company.

(d) Company will use the proceeds of the Loan for the acquisition, construction, installation, and expansion of facilities on the Project Site, including the equipping of the Project, including any reimbursement of prior expenditures on the Project.

(e) Company will not make any amendment or change of its certificate of limited partnership or agreement of limited partnership that will constitute a material adverse affect on this Agreement, the Loan Agreement, or any other Loan Documents.

6. PURCHASE, SALE AND DELIVERY OF THE BONDS

(a) On the basis of the representations, warranties and covenants contained herein, and in the Loan Documents and other agreements referred to herein, and subject to the terms and conditions herein and therein set forth, on the Closing Date the Purchaser agrees to purchase from the Issuer and the Issuer agrees to sell to the Purchaser the “Mississippi Business Finance Corporation Taxable Industrial Development Revenue Bonds Series 2008 (Gulf South Pipeline Company, LP Project)” in an agreed upon principal amount for a purchase price of one hundred percent (100%) of the principal amount of the Series 2008 Bonds so issued and sold from time to time as provided for hereunder and in the Indenture.  The Issuer understands that the Purchaser is purchasing the Bonds for its own account and will provide an investment letter or certificate to that effect.  The Purchaser will not sell the bonds to any other prospective bond purchaser without obtaining the prior written consent of the Issuer.

(b) The Issuer will deliver the Series 2008 Bonds to or for the account of the Purchaser against payment of the purchase price therefor on the Closing Date and thereafter (in the case of multiple advances) on a date or dates acceptable to the Issuer, the Purchaser and the Company in the principal amount designated by the Company as herein provided.  The Bonds will be dated the date of issuance and delivery thereof, will be delivered in the form of one (1) fully registered Bond so designated by the Company and in denominations so that the aggregate amount does not to exceed $175,000,000 (as hereinafter more fully described), and will be registered in the name of the Purchaser.  The Bonds may be in printed, engraved, typewritten or photocopied form and each such form shall constitute "Definitive Form."

(c) Purchaser will purchase Bonds in a principal amount equal to the principal amount of the Bonds as provided for under the Indenture, but not in an aggregate amount which will exceed $175,000,000 of Bonds issued under the Indenture.  The proceeds of such purchases shall be loaned to the Company by the Issuer to finance the Project, as such term is defined in the Indenture.

(d) The Bonds shall be dated the date of delivery thereof and the Bonds shall bear an interest rate equal to seven percent (7%) per annum.

(e) Interest accrued on the Bonds shall be paid on each Interest Payment Date, as defined in the Indenture.  The outstanding principal shall be due and payable on the final maturity date of the Bonds.  All Bonds shall mature no later than December 1, 2018.  Bonds may be prepaid in whole or in part without penalty, upon written notice to the Trustee, the Issuer, and the Purchaser as provided in Section 2.4 of the Indenture.

The sale and purchase of the Bonds will be accomplished in two or more advances as described hereinafter and in Section 2.7 of the Indenture.  The parties agree that (i) the aggregate principal amount of Bonds to be sold and purchased hereunder shall not exceed the principal amount specified in Paragraph 6(b) hereof, and (ii) the Bonds will be deemed delivered to the Purchaser by notice of an advance or advances thereupon as herein provided.  Advances shall be made upon the fully registered Bonds that are issued and delivered under the Indenture and shall constitute an advance of moneys by the Issuer, upon payment therefor by the Purchaser.  Such advances shall be noted on the Bond by the Purchaser and on the Note by the Trustee, there being required no additional delivery of a new Bond or Bonds in definitive form.  It shall be the sole prerogative of the Company to designate the principal amount of each advance to be delivered at any subsequent time and the date, time and place of the delivery of and payment for such advance (hereinafter referred to as a "Closing").  The aforesaid notice of borrowing to be made by the Company after the Closing Date shall be substantially in the form of that which is attached hereto as Exhibit "A" and shall be duly executed on behalf of the Company (the “Notice of Borrowing”).  Within five (5) days from which such Notice of Borrowing is submitted, the Purchaser shall fund such request.  As is set forth in Section 2.7 of the Indenture, any such Notice of Borrowing which the Trustee receives from the Company shall be treated as an order from the Issuer to authorize the advance under the Bond initially issued and delivered and as irrevocable, unless the Trustee, the Issuer and the Purchaser shall consent in writing to any revocation thereof.  No further action shall be required by the Issuer in order to authorize any such advance.  Subject to the terms and conditions of the Indenture, the Issuer and the Trustee hereby authorize and direct the Purchaser to note as an advance on the grid provided therefor on the Bond, the amount constituting the advance requested by the Company at any such Closing along with all payments of principal and interest on the Bond; and the Purchaser shall make such notation and pay the purchase price of such  Bond pursuant to Section 2.2 of the Indenture.  Upon receipt of such payment, the Trustee has agreed in the Indenture to note as an advance on the grid provided therefor on the Note, the amount constituting the advance along with all payments of principal and interest on the Bond.

The outstanding principal amount of the Bonds shall at all times be determined by the records maintained by the Trustee and the Purchaser.

The obligation of the Issuer to cause advances upon the Bonds, and the obligation of the Purchaser to purchase the Bonds under the provisions of this Agreement shall terminate on that date which follows the Completion Date (as defined in the Loan Agreement) of the Project, and after said termination date the Issuer shall have no obligation to cause advances upon the Bonds and the Purchaser shall have no obligation to purchase the Bonds.

All Bonds (including advances thereupon) issued by the Issuer are to be sold to the Purchaser under and pursuant to this Agreement and shall not be sold to any other purchaser or pursuant to any other agreement without an agreement in writing signed by the Issuer, the Trustee, the Purchaser and such other purchaser.

(f) The Purchaser agrees that it is purchasing the Bonds for its own investment account and not with a view towards any resale or public distribution thereof.

(g) The Bonds shall bear interest at the rates, mature on the date or dates, be subject to optional and mandatory redemption prior to maturity, and have such other terms as described in the Indenture.

7. DOCUMENTS.  On or prior to the Closing Date, the Company and the Purchaser shall have received a copy of each of the following documents duly executed by all parties thereto as certified to the satisfaction of the Purchaser:

(a) the Resolution;

(b) the Indenture;

(c) the Loan Agreement;

(d) the Note; and

(e) the Assignment of the Note.

The Issuer and the Company shall immediately upon their execution provide the Purchaser with any amendments to the aforementioned documents.

8. CONDITIONS TO OBLIGATIONS OF THE PURCHASER.  The obligation of the Purchaser to purchase and pay for the Bonds and the obligation of the Issuer to sell the Bonds to the Purchaser shall be subject to the following conditions precedent:

(a) The representations and warranties of the Company herein and the representations and warranties made in each of the Loan Documents by the respective parties thereto shall be true, correct and complete on the date hereof and on the Closing Date, and each such party to the Loan Documents, including the Company, shall deliver a certificate to such effect on the Closing Date.  The Issuer and the Company shall have performed all of their obligations hereunder, and the statements made on behalf of the Issuer and the Company hereunder shall be true and correct on the date hereof and on the Closing Date, and the Issuer and the Company shall deliver certificates to such effect on the Closing Date.

(b) Each of the Loan Documents, the Resolution and all other official action of the Issuer relating thereto shall be in full force and effect and shall not have been amended, modified or supplemented without the written approval of the Purchaser.

(c) The Issuer shall have received the approving opinion of Bond Counsel in form and substance reasonably acceptable to the Purchaser, and the Purchaser shall have received a letter from Bond Counsel dated the Closing Date and addressed to the Purchaser, to the effect that the Purchaser may rely upon such firm's opinion as if it were addressed to the Purchaser.

(d) The Purchaser shall have received the opinion of counsel to the Issuer, dated the Closing Date and addressed to the Purchaser in form and substance reasonably acceptable to the Purchaser.

(e) No default or event of default (as defined in any of the Loan Documents) shall have occurred and be continuing, and no event shall have occurred and be continuing as of the Closing Date that, with the lapse of time or the giving of notice or both, would constitute such a default or event of default.

(f) No material adverse change shall have occurred, nor shall any development involving a prospective material and adverse change in, or affecting the affairs, business, financial condition, result of operations, prospects or properties (including any subproject included in the definition of Project) of the Issuer or the Company have occurred, between the date hereof and the Closing Date; and

(g) On or prior to the Closing Date, all actions required to be taken as of the Closing Date in connection with the  Bonds and the Loan Documents by the Issuer and the Company shall have been taken, and the Issuer and the Company shall each have performed and complied with all agreements, covenants and conditions required to be performed or complied with by this Agreement, the Bonds and the Loan Documents, and each party shall deliver a certificate to such effect insofar as the foregoing actions, agreements, covenants and conditions apply to each such party, and each of such agreements shall be in full force and effect and shall not have been amended, modified or supplemented, except as has been agreed to in writing by the Purchaser.

(h) Each of the Loan Documents shall have been executed and delivered by each of the respective parties thereto, all such documents shall be in forms provided to the Purchaser on the date hereof with only such changes as the Purchaser may approve in writing.

(i) None of the events referred to in Section 9 of this Agreement shall have occurred.

(j) The Purchaser shall have received a certificate, dated the Closing Date and signed on behalf of the Issuer, to the effect that:

(i)
the Issuer has not received notice of any pending, nor to the Issuer's knowledge is there any threatened, action, suit, proceeding, inquiry or investigation against the Issuer, at law or in equity, by or before any court, public board or body, nor to the Issuer's knowledge is there any basis therefor, affecting the existence of the Issuer or the titles of its officials to their respective offices, or seeking to prohibit, restrain or enjoin the sale, issuance or delivery of the Bonds or the pledge of revenues or assets of the Issuer pledged or to be pledged to pay the principal of and interest on the Bonds, or in any way materially adversely affecting or questioning (A) the territorial jurisdiction of the Issuer, (B) the use of the proceeds of the  Bonds to permanently finance the subprojects included in the definition of Project, (C) the validity or enforceability of the  Bonds, any proceedings of the Issuer taken with respect to the Bonds, or any of the Loan Documents to which it is a party, (D) the execution and delivery of this Agreement or the Bonds, or (E) the power of the Issuer to carry out the transactions contemplated by this Agreement, the Bonds, the Indenture or any of the Loan Documents which the Issuer is a party; and

(ii)
the Issuer has complied with all the covenants and satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date, and the representations and warranties of the Issuer contained herein and in each of the Loan Documents to which it is a party are true and correct as of the Closing Date.

(k) The Purchaser shall have received an opinion of counsel to the Company, dated the Closing Date and addressed to the Purchaser in form and substance reasonably acceptable to the Purchaser.

(l) The Purchaser shall have received certificates dated the Closing Date from the Company to the effect that the Company has complied with all of the covenants and satisfied all of the conditions to be performed or satisfied by it on or prior to the Closing Date, and the representations and warranties of the Company contained in this Agreement and in each of the Loan Documents to which it is a party are true, correct and complete as of the Closing Date, and it has full legal right, power and authority to enter into and carry out the transactions contemplated by the Loan Documents.

(m) The Purchaser shall have received a certificate, dated the Closing Date and signed by an authorized officer of the Trustee, to the effect that (i) he or she is an authorized officer of the Trustee, (ii) the Indenture has been duly executed and delivered by the Trustee, (iii) the Trustee has all necessary corporate and trust powers required to carry out the trust created by the Indenture, (iv) to the best of his or her knowledge, the acceptance by the Trustee of the duties and obligations of the Trustee under the Indenture and compliance with the provisions thereof will not conflict with or constitute a breach of or default under any law, administrative regulation, consent decree or any agreement or other instrument to which the Trustee is subject or by which the Trustee is bound, and (v) the Trustee has duly authenticated the Bonds, and the person signing the certificate of authentication on each Bond has been duly authorized to do so.

(n) Evidence, reasonably satisfactory in form and substance to the Purchaser and Bond Counsel, of a satisfactory and favorable conclusion to a Bond validation proceeding under the laws of the State with respect to the Bonds shall have been received.

(o) Such additional certificates, opinions and other documents as the Purchaser or Bond Counsel may reasonably request to evidence performance of or compliance with the provisions of this Agreement and the transactions contemplated hereby and by the issuance and sale of the Bonds, all such certificates and other documents to be reasonably satisfactory in form and substance to the Purchaser, shall have been received.

(p) If any conditions to the obligations of the Purchaser or the Issuer contained in this Agreement are not satisfied and the satisfaction of such conditions shall not be waived by the Purchaser, then, at the option of the Purchaser (i) the Closing Date shall be postponed for such period as may be deemed necessary for such Conditions to be satisfied or (ii) without limiting the generality of Section 14 of this Agreement, the obligations of the Purchaser and the Issuer under this Agreement shall terminate, neither the Purchaser nor the Issuer shall have any further obligations or liabilities hereunder, and the Company shall have no further obligations or liabilities hereunder other than its obligations under Section 5 hereof.

(q) All of the legal opinions, certificates, proceedings, instruments and other documents mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof if, but only if, they are in form and substance reasonably satisfactory to the Purchaser and the Issuer.

(r) As of the Closing Date, no event of default (as defined in the Loan Documents) shall have occurred and be continuing, nor shall any event have occurred and be continuing as of the Closing Date which, with the lapse of time, would constitute such a default.

9. TERMINATION.  The Purchaser may terminate its obligations hereunder by written notice to the Issuer if, at any time subsequent to the date hereof and on or prior to the Closing Date:

(a) There shall have occurred any material change in the business or affairs of the Issuer or the Company or any material change in the Project that materially adversely affects the financial condition, business, properties or prospects of the Company.

(b) Any condition to the Purchaser's obligations hereunder is not satisfied because of any refusal, inability or failure on the part of the Company or the Issuer to comply with any of the terms or to fulfill any of the conditions provided for or contemplated by this Agreement, or if for any reason the Company, the Trustee or the Issuer shall be unable to perform all of their obligations or satisfy conditions, respectively, provided for or contemplated in this Agreement or the Loan Documents.

10. EXPENSES.  Except as otherwise provided herein, the Company shall cause to be paid out of its own funds, or the proceeds of the Bonds, the costs of issuing the Bonds, including, but not limited to, the fees and expenses described in Section 5 of this Agreement, whether or not the sale of the Bonds by the Issuer to the Purchaser is consummated.

11. CONDITION OF THE ISSUER'S OBLIGATIONS.  The Issuer's obligations hereunder are subject to the Purchaser's performance of its obligations hereunder.

12. NOTICES.  Any notice or other communication to be given under this Agreement may be given by delivering the same in writing and shall be deemed given, unless otherwise required herein, when received by registered or certified mail, return receipt requested, postage prepaid; or when received by overnight delivery; or when personally delivered; addressed as follows:

If to the Issuer:                     Mississippi Business Finance Corporation
Attention:  William T. Barry
735 Riverside Drive, Suite 300
Jackson, MS  39201

If to the Purchaser:             Boardwalk Pipelines, LP
Attention:  Mr. James Jones
9 Greenway Plaza, Suite 2800
Houston, TX 77046
Phone 713-479-8294
Facsimile Number:   James.Jones@bwpmlp.com

If to the Company:                Gulf South Pipeline Company, LP
Attn:  Mr. James Jones
9 Greenway Plaza, Suite 2800
Houston, TX 77046
Phone 713-479-8294
E-Mail:  James.Jones@bwpmlp.com

If to the Trustee:                   Hancock Bank
Attention:  Susan Tsimortos
1855 Lakeland Drive, Suite Q-230
Jackson, MS 39216
Telephone Number:  601-981-7452
Facsimile Number:   601-368-9457

13. SUCCESSORS.  This Agreement is made solely for the benefit of the Issuer, the Purchaser and the Company (including their successor or assigns) and no other person shall acquire or have any right hereunder by virtue hereof (other than pursuant to Section 5 hereof).

14. SURVIVAL OF CERTAIN REPRESENTATIONS AND WARRANTIES.  All agreements, covenants, representations and warranties and all other statements of the Issuer and the Company set forth in or made pursuant to this Agreement shall remain in full force and effect and shall survive the Closing Date and the delivery of the Bonds.

15. GOVERNING LAW.  This Agreement shall be governed by the laws of the State.

16. MISCELLANEOUS.  This Agreement constitutes the only agreement among the parties hereto relating to the subject matter hereof, and it supersedes and cancels any and all previous contracts, agreements or understandings with respect thereto.  This Agreement may not be amended or modified except in writing executed by all parties hereto.  Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Indenture and the Loan Agreement.

17. COUNTERPARTS.  This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

18. EFFECTIVE DATE.  This Bond Purchase Agreement shall be effective as of December 1, 2008, although executed on the respective dates set forth below.

19. DEFINED TERMS.  The terms defined herein shall have the meanings set forth in the Loan Agreement and the Indenture.

[Remainder of Page Intentionally Left Blank.]

Very truly yours,

BOARDWALK PIPELINES, LP
By:           Boardwalk Operating GP, LLC
Its:           General Partner

By:           Boardwalk Pipeline Partners, LP
Its:           Sole Member

By:           Boardwalk GP, LP
Its:           General Partner

By:           Boardwalk GP, LLC
Its:           General Partner

By: __________________________________
                                                                            Jamie Buskill, Senior Vice President,
                                                                                                           Chief Financial Officer and Treasurer

Dated:                      As of December 1, 2008

MISSISSIPPI BUSINESS FINANCE
CORPORATION

By: ___________________________________
William T. Barry, Executive Director

Accepted as of December 1, 2008

GULF SOUTH PIPELINE COMPANY, LP
By:           GS Pipeline Company
Its:           General Partner

By:  __________________________________
             Jamie Buskill, Senior Vice President,
                                                                                                            Chief Financial Officer and Treasurer

Accepted as of December 1, 2008

[Signature Page to Bond Purchase Agreement.]

EXHIBIT A

NOTICE OF BORROWING AND DESIGNATION OF
ADVANCE UNDER BONDS TO BE DELIVERED TO UNDERSIGNED
PURCHASER AND RELATED CERTIFICATES

Boardwalk Pipelines, LP
3800 Frederica Street
Owensboro, KY 42301

RE:	$175,000,000 Maximum Principal Amount Mississippi Business Finance Corporation Taxable Industrial Development Revenue Bonds, Series 2008 (Gulf South Pipeline Company, LP Project) (the "Bonds")

Ladies and Gentlemen:

Pursuant to that certain (i) Bond Purchase Agreement, dated as of December 1, 2008, (the "Bond Purchase Agreement"), between and among the Mississippi Business Finance Corporation (the "Issuer"), Boardwalk Pipelines, LP (the "Purchaser"), as purchaser of the captioned Bonds, Gulf South Pipeline Company, LP, a Delaware limited partnership (the "Company"), as borrower under that certain Loan Agreement with the Issuer relating to the captioned Bonds, dated as of  December 1, 2008, (the "Loan Agreement"), and (ii) Trust Indenture dated as of December 1, 2008, between Hancock Bank, as trustee (the "Trustee") and the Issuer (the "Indenture"), the Company hereby notifies you as follows (capitalized terms used but not defined herein shall have the meanings given to them in the Indenture or the Loan Agreement referred to herein).

The Company requests the Purchaser to take delivery of an advance upon the fully registered Bond of Series 2008 held by it in the principal amount of $__________ for the Project upon payment by it of the purchase price of $____________ to the Trustee as provided in the Bond Purchase Agreement and the Indenture.

The Company also designates [____________] as the date of such advance.

No event or circumstance has occurred and is continuing, or would result from the making of such borrowing by the Company or the making of such Advance by the Issuer which constitutes an Event of Default or would constitute an Event of Default with the giving of any required notice or lapse of time, or both, or which when considered by itself or together other past or then existing events or circumstances, constitute or would constitute a material adverse change in the business prospects or financial condition of the Company.

A-1

The Company hereby further certifies that the principal amount of the advance upon the Bonds designated for delivery hereinabove, when added to the principal amount of other Bond or Bonds issued pursuant to the Indenture and advances thereupon heretofore delivered by the Issuer to the Purchaser or to any other Registered Owner does not exceed $175,000,000 and will not exceed the anticipated total cost to finance the Project (as more fully described in the aforesaid Loan Agreement).

The Company and the Purchaser hereby direct the Trustee to indicate the foregoing amounts on the Note dated December ___, 2008 and the Company hereby directs the Purchaser to indicate the foregoing amounts on the Bond, each heretofore delivered to the Issuer and assigned to the Trustee in accordance with the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed on its behalf by the   of its general partner this ____ day of ____________, 2008.

GULF SOUTH PIPELINE COMPANY, LP
By:           GS Pipeline Company, LLC
Its:           General Partner

By:          __________________________________
__________________________________

A-2